                                                                     EXHIBIT 5.1

                                                                    26 June 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Dear Sirs

TYCO INTERNATIONAL LTD. ("TYCO")

    We have acted as Bermuda counsel to Tyco in connection with the Registration Statement on Form S-4, as amended (File Nos. 333-93307 and 333-93307-01) (the "Registration Statement") filed by Tyco and Tyco International Group S.A., a Luxembourg company (the "Issuer" and collectively with Tyco the "Registrants") with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of $1,000,000,000 aggregate principal amount of the Issuer's 6 7/8% Notes due 2002 (the "Debt Securities") and the guarantees (the "Guarantees") of the Debt Securities by Tyco, to be issued upon consummation of the exchange offer referred to in the Registration Statement (the "Exchange Offer"). The Debt Securities to be issued upon consummation of the Exchange Offer will be so issued pursuant to the Indenture previously filed as Exhibit 4.1 to the Registrants' Form S-3 (File Nos. 333-50855 and 333-50855-01) (the "Indenture") among the Issuer, Tyco (as Guarantor) and the trustee thereunder as supplemented by Supplemental Indenture No. 11 previously filed as Exhibit 4.18 to Tyco's Annual Report on Form 10-K for the year ended September 30, 1999, (the "Supplemental Indenture").

    For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion, (the "Documents").

ASSUMPTIONS

    In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photostatic copies;

(b) the genuineness of all signatures on the documents we have reviewed;

(c) the authority, capacity and power of each of the persons, other than Tyco, signing the documents which we have reviewed;

(d) that any factual statements made in the Registration Statement, any of the exhibits thereto and any certificates examined by us are true, accurate and complete in all respects material to this opinion;

(e) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Guarantees or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Guarantees is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(f) that the records which were the subject of the Searches were complete and accurate at the date of such Searches and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(g) that the execution by the Chief Executive Officer of Tyco of the Registration Statement constitutes his approval of the Exchange Notes and Guarantees on behalf of Tyco as contemplated by the Tyco Board Resolutions;

(h) that the Tyco Board Resolutions and the Issuer's Board Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the respective Board of Directors of Tyco and the Issuer in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout;

(i) that each Director of Tyco and the Issuer, when the Board of Directors of Tyco and the Issuer passed the Tyco Board Resolutions and the Issuer's Board Resolutions respectively, discharged his fiduciary duty owed to Tyco or the Issuer respectively and acted honestly and in good faith with a view to the respective best interests of Tyco or the Issuer;

(j) that Tyco has entered into its obligations under the Guarantees in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Guarantees would benefit Tyco; and

(k) that the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Supplemental Indenture constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed.

OPINION

    Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) Tyco is an exempted company incorporated with limited liability and existing under the laws of Bermuda. Tyco is in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken pursuant to Bermuda law by Tyco in connection with the issue by Tyco of the Guarantees in accordance with the provisions of the Indenture and the Supplemental Indenture and upon the terms of the Exchange Offer set forth in the Registration Statement has been taken by or on behalf of Tyco.

(3) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Guarantees.

RESERVATIONS

    We have the following reservations:-

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that Tyco has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

DISCLOSURE

    This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein.

    We hereby consent to the inclusion of the opinion as an exhibit to the Registration Statement and the references to our Firm under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

    This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.


Yours faithfully
/s/ APPLEBY SPURLING & KEMPE

                                    SCHEDULE


   (i) The Registration Statement (excluding exhibits other than those specifically mentioned below);

  (ii) the executed Indenture, the executed Supplemental Indenture and the executed Guarantees;

 (iii) the executed Purchase Agreement filed as Exhibit 4.3 to the Registration Statement;

  (iv)  the executed Registration Rights Agreement filed as
        Exhibit 4.4 to the Registration Statement;

   (v)  a copy of the Certificate of Mark H. Swartz, Executive Vice
        President of Tyco dated November 2, 1998 attaching the resolutions of the Board of Directors of Tyco, passed on October 21, 1998 (the "Tyco Board Resolutions");

  (vi)  a copy of the Certificate of Byron S. Kalogerou, Managing
        Director of the Issuer, dated November 2, 1998, as to the resolutions of the Board of Directors of the Issuer passed on October 28, 1998 (the "Issuer's Board Resolutions");

 (vii) the entries and filings shown in respect of Tyco on the file of Tyco maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search done on 23 June, 2000;

(viii)  the entries and filings shown in the Supreme Court Causes
        Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search done on 23 June, 2000 in respect of Tyco;

        the searches referred to in items (vii) and (viii) above are together referred to as the "Searches"; and

  (ix) certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company
        (collectively referred to as the "Constitutional
        Documents").